UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2009

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive
Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

As a result of the decision by the European Medicines Agency (EMEA) to recommend granting marketing authorization for LUNIVIA® brand eszopiclone but without designating it as a new active substance, on April 29, 2009, Sepracor Inc. (“Sepracor”) and GSK Group Limited (“GSK”), an affiliate of GlaxoSmithKline, entered into a Mutual Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Development, License and Commercialization Agreement dated September 11, 2007 (the “License Agreement”). Pursuant to the License Agreement, GSK obtained rights for the development and commercialization of LUNIVIA (marketed as LUNESTA® in the United States) for all markets worldwide excluding the United States, Canada, Mexico and Japan.

In accordance with the Termination Agreement, all rights granted by Sepracor to GSK ceased as of April 29, 2009, with the exception of certain provisions that customarily survive termination.  In addition, the parties confirmed that each party is current in its payments due to the other and that no further payments, milestones or other consideration are due to either party under the terms of the License Agreement.

Sepracor is waiting for guidance from the European Commission before determining whether to pursue commercialization of LUNIVIA in the European Union and other markets that were subject to the agreement with GSK.

A complete copy of the Termination Agreement will be filed as an exhibit to Sepracor’s quarterly report on Form 10-Q for the quarter ended March 31, 2009.

Item 2.02  Results of Operations and Financial Condition.

On April 30, 2009, Sepracor announced its financial results for the quarter ended March 31, 2009.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Effective January 1, 2009, Sepracor adopted FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”), which changed the method of accounting for its 0% convertible notes due in 2024. In addition, as required by FSP 14-1, Sepracor also revised its previously reported financial statements to apply this change in accounting to prior periods. Pursuant to FSP 14-1, Sepracor’s earnings per share (“EPS”) and net income calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been reduced as a result of recognizing incremental non-cash interest expense such that Sepracor recorded $4.8 million and $6.6 million of additional non-cash interest expense in the three months ended March 31, 2009 and 2008, respectively. In addition, effective January 1, 2009, Sepracor adopted EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities) (“EITF 03-6-1”).  EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share.  Under the guidance of EITF 03-6-1, Sepracor’s unvested share-based payment awards, which contain nonforfeitable rights to dividends or dividend equivalents whether paid or unpaid, are considered to be participating securities and are now included in the computation of earnings per share.  The adoption of EITF 03-6-1 had no impact to Sepracor’s diluted earnings per share for the three months ended March 31, 2009 and 2008; resulted in a $0.01 negative impact on Sepracor’s basic earnings per share for the three months ended March 31, 2009; and had no impact to Sepracor’s basic earnings per share for the three months ended March 31, 2008.

While adjusting its prior year financial statements for these new accounting pronouncements, Sepracor also adjusted its financial statements for certain immaterial corrections.

In addition to providing financial measurements based on GAAP, Sepracor has provided in the attached press release  additional financial metrics that are not prepared in accordance with GAAP (non-GAAP).  The use of, and emphasis on, non-GAAP financial metrics are discouraged by governing regulatory agencies, and companies are required to explain why non-GAAP financial metrics are relevant to management and investors.  Sepracor believes that the inclusion of these non-GAAP financial measures in the press release helps investors to gain a meaningful understanding of its past performance and future prospects, consistent with how management measures and forecasts its performance, especially when comparing such results to previous periods or forecasts.  Specifically with respect to the exclusion of amortization of intangible assets from GAAP net income, purchased intangible assets relate primarily to core and developed technology of acquired businesses.  Sepracor considers these charges non-cash in nature and unrelated to its core operating performance, and use of this non-GAAP measure allows comparisons of operating results that are consistent over time for both Sepracor’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.  Sepracor’s management uses all of these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods.  These measures are also used by management in its financial and operational decision-making.  There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to Sepracor’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  By providing both GAAP and non-GAAP financial measures, Sepracor believes that investors are able to compare its GAAP results to those of other companies while also gaining a better understanding of Sepracor’s operating performance as evaluated by management.

For the three months ended March 1, 2009, Sepracor utilized a GAAP effective tax rate of 41%.  However, Sepracor is currently utilizing its net operating loss carryforwards, subject to certain restrictions, to offset its taxable income, which results in an estimated annual effective cash-basis tax rate of approximately 2.5%. Sepracor anticipates that this reduced tax rate will be utilized for all of 2009.  Therefore, in the reconciliation of GAAP to non-GAAP measures attached to the press release, Sepracor has adjusted the GAAP income tax expense for the three months ended March 31, 2009 to reflect its estimated annual effective cash-basis tax rate of approximately 2.5%.

Sepracor expects to continue to incur for the foreseeable future significant expenses similar to the non-GAAP adjustment for amortization of intangible assets described in the reconciliation of GAAP to non-GAAP measures attached to the press release, as well as imputed interest expense related to discounted future payments under license agreements which are also excluded from GAAP net income.  In addition, first quarter 2009 results and 2009 EPS guidance is adjusted to exclude interest expense associated with Sepracor’s 0% convertible subordinated notes due 2024 (“2024 Notes”), as required under FSP14-1.  Sepracor expects to continue to incur this interest expense until the 2024 Notes are repaid in full and non-cash income tax expense until all of its net operating losses are consumed, however, it intends to exclude them from GAAP net income as described above. The exclusion of these items from Sepracor’s non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Some of the material limitations in relying on these non-GAAP financial measures are that while amortization of intangible assets and GAAP income tax expense do not directly affect Sepracor’s current cash position, such expenses represent the declining value of technology and other intangible assets it has acquired over their respective expected economic lives, or, in the case of GAAP taxes expense, the decrement of its deferred tax assets. The expense associated with these adjustments is excluded from non-GAAP financial measures, and therefore, the non-GAAP financial measures do not reflect the costs of acquired intangible assets or the reduction of Sepracor’s deferred tax assets.  In addition, while the interest expense on Sepracor’s 2024 Notes and imputed interest expense related to license agreements that are excluded relate to non-cash interest charges and do not directly affect Sepracor’s current cash position, such amounts will eventually be paid by Sepracor as principal under the 2024 Notes and relevant license agreements, as the case may be, and are a necessary element of its costs and ability to generate profits. Therefore, any measure that excludes imputed interest expense, interest expense on Sepracor’s 2024 Notes and GAAP income tax expense has material limitations.  Sepracor compensates for these limitations by using the non-GAAP measures that exclude associated amortization of intangible assets, GAAP income tax expense, imputed interest expense from discounted future payments under license agreements and interest expense on its 2024 Notes as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of its profitability and operating results.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1         Press Release dated April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: April 30, 2009	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated April 30, 2009